                                                           Exhibit No. EX-99.h.4
                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

November __, 2006

Delaware Group Government Fund
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of the  Delaware  Core Plus Bond Fund
(the  "Fund"),  which  is a  series  of  Delaware  Group  Government  Fund,  the
Distributor  shall  waive a portion  of the Rule 12b-1  (distribution)  fees for
Class A Shares and Class R Shares so that such Fund's Rule 12b-1  (distribution)
fees will not exceed 0.25% and 0.50%,  respectively,  for the period December 1,
2006 through  November 30, 2007, and February 1, 2007 through November 30, 2007, respectively.

     The Distributor  acknowledges  that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

                                              Delaware Distributors, L.P.

                                              By: _________________________
                                                    Name:
                                                    Title:
                                                    Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Government Fund

By: _________________________
      Name:
      Title:
      Date: